Exhibit 10.29

THIS FORM OF GUARANTEE INDENTURE dated as of ∎, 2020;

AMONG:

BIPC HOLDINGS INC., a corporation incorporated under the laws of the Province of Ontario,

(hereinafter referred to as the “Guarantor”),

- and -

BIP INVESTMENT CORPORATION, a corporation formed under the laws of British Columbia,

(hereinafter referred to as the “Corporation”),

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company organized and existing under the laws of Canada,

(hereinafter referred to as the “Security Trustee”).

WHEREAS pursuant to the terms of this guarantee indenture (the “Guarantee”) the Guarantor has agreed to guarantee in favour of the Holders (as defined below) the payment of the Senior Preferred Share Obligations (as defined below), pursuant to the terms of the Senior Preferred Shares (as defined below);

AND WHEREAS all necessary acts and proceedings have been done and taken and all necessary resolutions have been passed to authorize the execution and delivery of this Guarantee and to make the same legal, valid and binding upon the Guarantor;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Guarantor and not by the Security Trustee;

NOW THEREFORE THIS GUARANTEE WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1	Definitions

For all purposes of this Guarantee, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Guarantee as a whole and not to any particular Article, Section or other subdivision;

(c)	all references to “the Guarantee” or “this Guarantee” are to this Guarantee as modified, supplemented or amended from time to time;

(d)

references to any statute, law, regulation, ordinance, order, rule, manual, policy or directive will be deemed to include references to the same as amended, revised, re-enacted or consolidated from time to time and any successor thereto;

(e)

references to any contract, agreement or other instrument, or any section of any contract, agreement or other instrument will, unless specifically referred to, be deemed to include references to the same as varied, amended, supplemented, replaced or restated from time to time; and

(f)	references to any Person will include references to any successors or assigns of such Person or any Person that acquires all or substantially all of the assets of such Person.

In addition, the following terms shall have the following meanings:

“Act” has the meaning given to such term in Section 1.4(a);

“Additional Guarantor” means any guarantor in any guarantee indenture with respect to the Senior Preferred Shares among the Corporation, the Security Trustee, and any guarantor party thereto pursuant to which such guarantor has guaranteed certain obligations with respect to such Senior Preferred Shares, other than the Guarantor under this Agreement;

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

“Authorized Investments” has the meaning given to such term in Section 5.7;

“BCBCA” means the Business Corporations Act (British Columbia);

“BIP” means Brookfield Infrastructure Partners L.P.;

“BIP Preferred Unit Guarantee Indenture” means any present or future guarantee or guarantee indenture entered into by the Guarantor with respect to any outstanding class A preferred limited partnership units issued by BIP from time to time, pursuant to which the Guarantor guarantees any obligations with respect to such class A preferred limited partnership units of BIP;

“BIP Preferred Unit Guarantee Obligations” means, with respect to the Guarantor, all indebtedness, liabilities and obligations of the Guarantor under or pursuant to all BIP Preferred Unit Guarantee Indentures to which the Guarantor is a party;

“Board Resolution” means, with respect to the Guarantor, a copy of a resolution duly passed by the board of directors (or the equivalent) of the Governing Body of the Guarantor, to be in full force and effect on the applicable date, and delivered to the Security Trustee;

“Business Day” means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in Toronto, Canada;

“Control” means the control by one Person of another Person in accordance with the following: a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the general partner of B) or by virtue of beneficial ownership of or control over a majority of the voting interests in B; and, for certainty and without limitation, if A owns or has control over shares to which are attached more than 50% of the votes permitted to be cast in the election of directors to the board of directors (or the equivalent) of the Governing Body of B or A is the general partner of B, a limited partnership, then in each case A Controls B for this purpose, and the term “Controlled” has the corresponding meaning;

“Corporate Trust Office” means the office of the Security Trustee, at which at any particular time its corporate trust business shall be principally administered, which office on the date of execution of this Guarantee is located at 100 University Avenue, 11th Floor, Toronto ON M5J 2Y1;

“Corporation” means BIP Investment Corporation;

“Defaulted Senior Preferred Shares” has the meaning given to such term in Section 4.6(b);

“Event of Default” has the meaning given to such term in Section 4.2;

“Governing Body” means (a) with respect to a corporation or limited company, such corporation or limited company, (b) with respect to a limited liability company, a manager or managing partner of such limited liability company, (c) with respect to a limited partnership, a general partner of such limited partnership (or if any such general partner is itself a partnership, such general partner’s general partner), (d) with respect to a general partnership, the managing partner (or if there is no managing partner, each partner), and (e) with respect to any other Person, the Person that has the power to determine the management and policies of such Person by status, and in the case of each of (a) through (e) includes any Person to whom such Person has delegated any power or authority;

“Guarantor” means BIPC Holdings Inc.;

“Guarantor Order” or “Guarantor Request” means, with respect to the Guarantor, a written request or order signed in the name of the Guarantor by any officer or director (or the equivalent) of the Governing Body of the Guarantor and delivered to the Security Trustee;

“Guarantor Preferred Securities” means, collectively, all senior preferred shares of the Guarantor, whether existing on the date of this Guarantee or created and issued at any time and from time to time after the date hereof;

“Holders” means the registered holders of any of the Senior Preferred Shares from time to time, provided that, in determining whether the Holders of the requisite percentage of the aggregate Liquidation Amount of outstanding Senior Preferred Shares have given any request, notice, consent or waiver hereunder, “Holders” shall not include the Guarantor or any Affiliate of the Guarantor;

“Liquidation Amount” means, in respect of any securities of any series or class and any determination date, the amount to which the holders of such series or class are entitled in the event of a distribution of the assets of the issuer of such series or class upon the liquidation, dissolution or winding-up of such issuer on such date, plus, without duplication, an amount equal to all accrued and unpaid distributions up to, but excluding, such date;

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

“OBCA” means the Business Corporations Act (Ontario);

“Officer’s Certificate” means, with respect to the Guarantor, a certificate signed by any officer or director (or the equivalent) of the Governing Body of the Guarantor and delivered to the Security Trustee;

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Guarantor, the Corporation, or any of their Affiliates or employees, and who shall be acceptable to the Security Trustee;

“Pari Passu Guarantor Obligations” means, collectively: (a) the BIP Preferred Unit Guarantee Obligations, (b) all financial liabilities and obligations of the Guarantor to the holders of the Guarantor Preferred Securities, including in respect of (i) any accrued and unpaid distributions on the Guarantor Preferred Securities, (ii) the applicable redemption price and all accrued and unpaid distributions up to, but excluding, the date fixed for redemption with respect to the Guarantor Preferred Securities called for redemption, and (iii) the Liquidation Amount payable on the Guarantor Preferred Securities upon any voluntary or involuntary dissolution, liquidation or winding up of the Guarantor, without regard to the amount of assets of the Guarantor available for distribution; and (c) all other financial liabilities and obligations of the Guarantor that rank pari passu with the financial liabilities and obligations described in clauses (a) and (b) of this definition;

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof;

“Privacy Laws” has the meaning given to such term in Section 5.14;

“Representing Party” has the meaning given to such term in Section 5.16;

“Security Trustee” means Computershare Trust Company of Canada;

“Senior Guarantor Obligations” shall mean:

(a)

all indebtedness (including any indebtedness to trade creditors), liabilities and obligations of the Guarantor, whether outstanding on the date of this Guarantee or hereafter created, incurred, assumed or guaranteed; and

(b)	all renewals, extensions, restructurings, refinancings and refundings of any such indebtedness, liabilities or obligations,

except only for (i) the Senior Preferred Share Obligations, (ii) the Pari Passu Guarantor Obligations, and (iii) the Subordinate Guarantor Obligations;

“Senior Preferred Share Obligations” means all financial liabilities and obligations of the Corporation to the Holders in respect of the Senior Preferred Shares including or in respect of (a) any accrued and unpaid dividends on the Senior Preferred Shares, (b) the applicable redemption price and all accrued and unpaid dividends up to, but excluding, the date fixed for redemption with respect to Senior Preferred Shares called for redemption, and (c) the Liquidation Amount payable on the Senior Preferred Shares upon a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, without regard to the amount of assets of the Corporation available for distribution;

“Senior Preferred Shares” means, collectively, all of the senior preferred shares of the Corporation that are issued from time to time pursuant to the constating documents of the Corporation;

“Series” means a series of Senior Preferred Shares;

“Subordinate Guarantor Obligations” means, collectively, (a) all financial liabilities and obligations of the Guarantor to the holders of all securities in the capital of the Guarantor with entitlements to Liquidation Amounts that are subordinate to the entitlements of the Guarantor Preferred Securities, and (b) all indebtedness, liabilities and obligations of the Guarantor that are expressly stated to be subordinate to the Senior Guarantor Obligations, the Senior Preferred Share Obligations and the Pari Passu Guarantor Obligations;

“subsidiary entity” shall have the meaning set out in MI 61-101; and

“wholly-owned subsidiary entity” shall have the meaning set out in MI 61-101.

1.2	Compliance Certificates and Opinions

Upon any application or request by the Guarantor to the Security Trustee to take any action under any provision of this Guarantee, the Guarantor shall furnish to the Security Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Guarantee (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, if required by the Security Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of certain documents is specifically required by any provision of this Guarantee relating to such particular application or request, no additional certificate or opinion need be furnished.

In addition to the foregoing, every certificate or opinion with respect to compliance with a covenant or condition provided for in this Guarantee (other than as otherwise specified herein) shall include:

(a)	a statement that each individual signing such certificate or opinion has read and understood such covenant or condition and the definitions herein relating thereto;

(b)	a brief statement as to the nature and scope of the examination or investigation and the assumption upon which the statements or opinions contained in such certificate or opinion are based;

(c)

a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

1.3	Form of Documents Delivered to Security Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Governing Body of the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Governing Body of the Guarantor stating that the information with respect to such factual matters is in the possession of the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Guarantee, they may, but need not, be consolidated and form one instrument.

1.4	Acts of Holders

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Guarantee to be given or taken by one or more Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed by them in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Security Trustee and, where it is hereby expressly required, to the Guarantor and/or the Corporation. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Senior Preferred Share, shall be sufficient for any purpose of this Guarantee and conclusive in favour of the Security Trustee, the Guarantor and the Corporation, if made in the manner provided in this Section.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than its individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Security Trustee deems sufficient.

(c)

If the Guarantor shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Guarantor may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Guarantor shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of such Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite percentage of outstanding Senior Preferred Shares, or Series thereof, have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Senior Preferred Shares or Series (as applicable) shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Guarantee not later than eleven months after the record date.

1.5	Notices, Etc. to Security Trustee and Guarantor

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Guarantee to be made upon, given or furnished to, or filed with:

(a)

the Security Trustee, by any Holder, the Guarantor or the Corporation shall be sufficient for every purpose hereunder if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile to the Security Trustee at 100 University Avenue, 11th Floor, Toronto ON M5J 2Y1 Attention: Manager, Corporate Trust, Facsimile No. 416-981-9777; or

(b)

the Guarantor by any Holder, the Security Trustee, or the Corporation shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile to the Guarantor at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda or at any other address previously furnished by it in writing to the Security Trustee, Attention: Corporate Secretary, Facsimile No. 441-296-4475 with copy to Brookfield Place, 181 Bay Street, Suite 300, Toronto ON M5J 2T3, Attention: Secretary, Facsimile No. 416-369-2301; or

(c)

the Corporation by any Holder, the Security Trustee, or the Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered, mailed (first-class postage prepaid) or sent by facsimile to the Corporation addressed to it at 1500 Royal Centre, 1055 West Georgia Street, P.O. Box 11117, Vancouver BC V6E 4N7, or at any other address previously furnished by it in writing to the Security Trustee, Attention: Michael Michael.Ryan@brookfield.com.

Any delivery made or facsimile sent on a day other than a Business Day, or after 3:00 p.m. (Toronto time) on a Business Day, shall be deemed to be received on the next following Business Day. Anything mailed shall not be deemed to have been given until it is actually received. The Guarantor or the Corporation may from time to time notify the Security Trustee of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Guarantor or the Corporation for all purposes of this Guarantee.

1.6	Notice to Holders; Waiver

Where this Guarantee provides for notice of any event to Holders by the Guarantor or the Security Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder at the Holder’s address as it appears in the list of Holders as provided by the Corporation, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or in any other manner from time to time permitted by applicable laws, including, without limitation, internet-based or other electronic communications. In any case where notice to Holders is given by mail, neither the accidental failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, but upon such failure to mail or such defect in any notice so mailed being discovered, the notice (as corrected to address any defects) shall be mailed forthwith to such Holder. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Guarantee shall be in the English language.

Where this Guarantee provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Security Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

1.7	Effect of Headings and Table of Contents

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

1.8	Successors and Assigns

All covenants and agreements in this Guarantee by the Guarantor shall bind its respective successors and assigns, whether so expressed or not.

1.9	Severability Clause

In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10	Governing Law

This Guarantee shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.11	No Recourse Against Certain Persons

A director, officer, employee or securityholder, as such, of the Guarantor or the Governing Body of the Guarantor shall not have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of or by reason of such obligations or its creation or any certificate, opinion, notice or other document delivered in connection with this Guarantee.

1.12	Multiple Originals

The parties may sign any number of copies of this Guarantee. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Guarantee.

1.13	Language

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en decouleront soient rediges et exécutés en langue anglaise. The parties hereto have required that this Guarantee and all documents and notices related thereto be drafted and executed in English.

1.14	Force Majeure

The Security Trustee shall not be liable to any party to this Guarantee, or held in breach of this Guarantee by any party to this Guarantee, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of acts of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times applicable to the Security Trustee’s obligations under this Guarantee shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

ARTICLE 2

GUARANTEE

2.1	Guarantee

The Guarantor irrevocably and unconditionally guarantees in favour of the Holders the due and punctual payment of the Senior Preferred Share Obligations, regardless of any defense (except for the defense of the payment in full thereof), right of set-off or counterclaim which the Guarantor may have or assert. If the Corporation shall fail to pay any of the Senior Preferred Share Obligations when due, the Guarantor shall pay to the Holders entitled to receive such Senior Preferred Share Obligations immediately after demand made in writing by one or more such Holders or the Security Trustee, but in any event within 15 days of any failure by the Corporation to pay the Senior Preferred Share Obligations when due, without any evidence that the Holders or the Security Trustee has demanded that the Corporation pay such Senior Preferred Share Obligations or that the Corporation has failed to do so. The Guarantor’s obligation to pay Senior Preferred Share Obligations may be satisfied by (i) direct payment to the applicable Holders or (ii) payment to the applicable Holders through the facilities of the Security Trustee. The Guarantor shall give prompt written notice to the Security Trustee in the event it makes a direct payment to the Holders hereunder. The Guarantor shall be jointly and severally liable with any Additional Guarantors for all obligations of the Guarantor hereunder.

2.2	Ranking of Guarantee

Notwithstanding anything to the contrary in this Guarantee, the obligations of the Guarantor hereunder are subordinate to all Senior Guarantor Obligations and rank pari passu with all Pari Passu Guarantor Obligations on a pro rata basis.

2.3	Waiver of Notice

The Guarantor hereby waives notice of acceptance of this Guarantee.

2.4	Guarantee Absolute

The Guarantor guarantees that the Senior Preferred Share Obligations will be paid strictly in accordance with the terms of the Senior Preferred Shares and this Guarantee within the time required by Section 2.1, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Holders with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

(a)	any sale, transfer or assignment by any Holder of any Senior Preferred Shares or any right, title, benefit or interest of such Holder therein or thereto;

(b)	any amendment or change in or to, or any waiver of, any of the terms of the Senior Preferred Shares;

(c)	any change in the name, objects, constitution, capacity, capital or the constating documents of the Guarantor or the Corporation;

(d)

any partial payment by the Corporation, or any release or waiver, by operation of law or otherwise, of the performance or observance by the Corporation of any express or implied agreement, covenant, term or condition relating to the Senior Preferred Shares to be performed or observed by the Corporation;

(e)

the extension of time for the payment by the Corporation of all or any portion of the Senior Preferred Share Obligations or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Senior Preferred Shares;

(f)

any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Senior Preferred Shares, or any action on the part of the Corporation granting indulgence or extension of any kind;

(g)

subject to Section 4.1(b), the recovery of any judgment against the Corporation, any voluntary or involuntary liquidation, dissolution, winding up, merger or amalgamation of the Corporation or the Guarantor, any sale or other disposition of all or substantially all of the assets of the Corporation or the Guarantor, any judicial or extrajudicial receivership, insolvency, bankruptcy, assignment for the benefit of, or proposal to, creditors, any reorganization, moratorium, arrangement or composition with creditors, or any readjustment of debt of, or other proceedings affecting the Corporation, the Guarantor or any of the assets of the Corporation or the Guarantor;

(h)	any circumstance, act or omission that would prevent subrogation operating in favour of the Guarantor;

(i)	any invalidity of, or defect or deficiency in, the Senior Preferred Shares or this Guarantee;

(j)	the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(k)

any other circumstance, act or omission that might otherwise constitute a defence available to, or a discharge of, the Corporation or the Guarantor in respect of any of the Senior Preferred Share Obligations (other than, and to the extent of, the payment or satisfaction thereof), it being the intent of the Guarantor that its obligations in respect of the Senior Preferred Share Obligations shall be absolute and unconditional under all circumstances and shall not be discharged except by payment in full of the Senior Preferred Share Obligations. The Holders shall not be bound or obliged to exhaust their recourse against the Corporation or any other Persons or to take any other action before being entitled to demand payment from the Guarantor hereunder.

There shall be no obligation of the Holders to give notice to, or obtain the consent of the Guarantor with respect to the happening of any of the foregoing.

2.5	Continuing Guarantee

This Guarantee shall apply to and secure any ultimate balance due or remaining due to the Holders in respect of the Senior Preferred Share Obligations and shall be binding as an absolute and continuing obligation of the Guarantor. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Senior Preferred Share Obligations must or may be rescinded, is declared or may become voidable, or must or may otherwise be returned by any Holders for any reason, including the insolvency, bankruptcy, dissolution or reorganization of the Corporation or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Corporation or any substantial part of its property, all as though such payment had not been made. If at any time the Corporation is precluded from making payment when due in respect of any Senior Preferred Share Obligations by reason of the provisions of the BCBCA or otherwise, such amounts shall nonetheless be deemed to be due and payable by the Corporation to the Holders for all purposes of this Guarantee and the Senior Preferred Share Obligations shall be immediately due and payable to the Holders. This is a guarantee of payment, and not merely a deficiency or collection guarantee.

2.6	Rights of Holders

The Guarantor expressly acknowledges that: (i) this Guarantee will be deposited with the Security Trustee to be held for the benefit of the Holders; and (ii) the Security Trustee has the right to enforce this Guarantee on behalf of the Holders.

2.7	Subrogation

The Guarantor shall have no right of subrogation in respect of any payment made to the Holders hereunder until such time as the Senior Preferred Share Obligations have been fully satisfied. In the case of the liquidation, dissolution, winding-up or bankruptcy of the Corporation (whether voluntary or involuntary), or if the Corporation makes an arrangement or compromise or proposal with its creditors, the Holders shall have the right to rank for their full claim and to receive all dividends or other payments in respect thereof until their claims in respect of the Senior Preferred Share Obligations have been paid in full, and the Guarantor shall continue to be liable to the Holders for any balance which may be owing to the Holders by the Corporation in respect thereof. The Senior Preferred Share Obligations shall not, however, be released, discharged, limited or affected by the failure or omission of the Holders to prove the whole or part of any claim against the Corporation. If any amount is paid to the Guarantor on account of any subrogation arising hereunder at any time when Senior Preferred Share Obligations are due and owing and have not been fully satisfied, such amount shall be held in trust by the Guarantor for the benefit of the Holders entitled thereto and shall forthwith be paid to such Holders to be credited and applied against the Senior Preferred Share Obligations.

2.8	Independent Obligations

The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Corporation with respect to the Senior Preferred Shares and that the Guarantor shall be liable to pay the Senior Preferred Share Obligations pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (k), inclusive, of Section 2.4 and regardless of whether the Holders make a demand upon the Guarantor. The Guarantor will pay the Senior Preferred Share Obligations in accordance with this Guarantee without regard to any equities between it and the Corporation or any defence or right of set-off, compensation, abatement, combination of accounts or cross-claim that it or the Corporation may have.

2.9	Guarantor to Investigate Financial Condition of the Corporation

The Guarantor acknowledges that it has fully informed itself about the financial condition of the Corporation. The Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Corporation and all other circumstances affecting the Corporation’s ability to pay the Senior Preferred Share Obligations.

ARTICLE 3

SUBORDINATION OF OBLIGATIONS TO SENIOR GUARANTOR OBLIGATIONS

AND PARI PASSU RANKING WITH CERTAIN OTHER GUARANTOR OBLIGATIONS

3.1	Applicability of Article

The obligations of the Guarantor hereunder shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 3, to the prior payment in full of all Senior Guarantor Obligations, and are pari passu, on a pro rata basis, with all other Pari Passu Guarantor Obligations and the Security Trustee and each Holder, as a condition to and by acceptance of the benefits conferred hereby, agrees to and shall be bound by the provisions of this Article 3.

3.2	Order of Payment

Upon any distribution of the assets of the Guarantor on any dissolution, winding up, liquidation or reorganization of the Guarantor (whether in bankruptcy, insolvency or receivership proceedings, or upon an “assignment for the benefit of creditors” or any other marshalling of the assets and liabilities of the Guarantor, or otherwise):

(a)	all Senior Guarantor Obligations shall first be paid in full, or provision made for such payment, before any payment is made on account of the Senior Preferred Share Obligations;

(b)

the claim of the Holders in respect of the Senior Preferred Share Obligations will rank pari passu with the claims of all holders of the Pari Passu Guarantor Obligations and each such Person will be entitled to receive its pro rata share of the remaining assets of the Guarantor based on the amount of its Senior Preferred Share Obligations or Pari Passu Guarantor Obligations, as applicable; and

(c)

any payment or distribution of assets of the Guarantor, whether in cash, property or securities, to which the Holders or the Security Trustee on behalf of such Holders would be entitled except for the provisions of this Article 3, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Guarantor Obligations or Pari Passu Guarantor Obligations, as applicable, to the extent that they are entitled thereto pursuant to this Article 3, or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Guarantor Obligations or Pari Passu Guarantor Obligations may have been issued, to the extent necessary to pay all such Senior Guarantor Obligations or Pari Passu Guarantor Obligations.

3.3	Subrogation to Rights of Holders of Senior Guarantor Obligations

Subject to the payment in full of all Senior Guarantor Obligations, Holders shall be subrogated to the rights of the holders of Senior Guarantor Obligations to receive payments or distributions of assets of the Guarantor (to the extent of the application thereto of such payments or other assets which would have been received by the Holders but for the provisions hereof) until the Senior Preferred Share Obligations shall be paid in full, and no such payments or distributions to Holders of cash, property or securities, which otherwise would be payable or distributable to the holders of such Senior Guarantor Obligations pursuant to this Article 3, shall, as between the Guarantor, its creditors (other than the holders of Senior Guarantor Obligations and Pari Passu Guarantor Obligations), and the Holders, be deemed to be a payment by the Guarantor to the holders of such Senior Guarantor Obligations or on account of such Senior Guarantor Obligations, it being understood that the provisions of this Article 3 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Guarantor Obligations, on the other hand.

3.4	Obligation to Pay Not Impaired

Nothing contained in this Article 3 or elsewhere in this Guarantee is intended to or shall impair, as between the Guarantor, its creditors (other than the holders of Senior Guarantor Obligations), and the Holders, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders the Senior Preferred Share Obligations in accordance herewith, as and when the same shall become due and payable in accordance with this Guarantee, or affect the relative rights of the Holders and creditors of the Guarantor (other than the holders of the Senior Guarantor Obligations and Pari Passu Guarantor Obligations); nor shall anything herein or therein prevent the Security Trustee or the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Guarantee, subject to the rights, if any, under this Article 3 of the holders of Senior Guarantor Obligations or Pari Passu Guarantor Obligations in respect of cash, property or securities of the Guarantor that are received upon the exercise of any such remedy.

3.5	No Payment if Senior Guarantor Obligations in Default

Upon the acceleration, demand or maturity of any Senior Guarantor Obligations whether by lapse of time, acceleration, demand or otherwise, then, except as provided in Section 3.6, such matured Senior Guarantor Obligations shall first be paid in full, or shall first have been duly provided for, before any payment by the Guarantor is made on account of the Senior Preferred Share Obligations.

In case of default with respect to any Senior Guarantor Obligations that permits the holders thereof to accelerate the maturity thereof, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of the Senior Preferred Shares or otherwise) shall be made by the Guarantor with respect to the Senior Preferred Share Obligations, and neither the Security Trustee nor the Holders shall be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit from the Guarantor (including without limitation by set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Senior Preferred Share Obligations after the happening of such a default (except as provided in Section 3.7), and unless and until such default shall have been cured or waived or shall have ceased to exist, such payments received from the Guarantor shall be held in trust for the benefit of, and, if and when the Senior Guarantor Obligations shall have become due and payable, shall be paid over to, the holders of such Senior Guarantor

Obligations or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing an amount of such Senior Guarantor Obligations remaining unpaid, until all such Senior Guarantor Obligations shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Guarantor Obligations.

The fact that any payment hereunder is prohibited by this Section 3.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

3.6	Payment on Senior Preferred Shares Permitted

Nothing contained in this Article 3 or elsewhere in this Guarantee, or in any of the Senior Preferred Shares, shall affect the obligation of the Guarantor to make, or prevent the Guarantor from making, at any time except during the pendency of any dissolution, winding up or liquidation of the Guarantor or reorganization proceedings specified in Section 3.2 affecting the affairs of the Guarantor, any payment on account of the Senior Preferred Share Obligations, except that the Guarantor shall not make any such payment other than as contemplated by this Article 3, if it is in default in payment of any of its Senior Guarantor Obligations. The fact that any such payment is prohibited by this Section 3.6 shall not prevent the failure to make such payment from being an Event of Default hereunder. Nothing contained in this Article 3 or elsewhere in this Guarantee, or in any of the Senior Preferred Shares, shall prevent the application by the Security Trustee of any moneys deposited with the Security Trustee hereunder for the purpose so deposited, to the payment of or on account of the Senior Preferred Share Obligations unless and until the Security Trustee shall have received written notice from the Guarantor or from any holder of Senior Guarantor Obligations or from the representative of any such holder of default with respect to any Senior Guarantor Obligations permitting the holders thereof to accelerate the maturity thereof and that all applicable notices have been issued and cure periods have expired in respect of such default.

3.7	Confirmation of Subordination or Pari Passu Ranking

As a condition to the benefits conferred hereby on each Holder, each such Holder by acceptance of the benefits conferred hereby authorizes and directs the Security Trustee, on such Holder’s behalf, to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 3, and appoints the Security Trustee as such Holder’s attorney-in-fact for any and all such purposes. Upon request of the Guarantor, and upon being furnished with an Officer’s Certificate stating that one or more named persons are holders of Senior Guarantor Obligations or Pari Passu Guarantor Obligations, or the representative or representatives of such holders, or the trustee or trustees under which any instrument evidencing such Senior Guarantor Obligations or Pari Passu Guarantor Obligations may have been issued, and specifying the amount and nature of such Senior Guarantor Obligations or Pari Passu Guarantor Obligations, as applicable, the Security Trustee shall enter into a written agreement or agreements with the Guarantor and the person or persons named in such Officer’s Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 3 as the holder or holders, representative or representatives, or trustee or trustees of such Senior Guarantor Obligations or Pari Passu Guarantor Obligations, as applicable, specified in such Officer’s Certificate and in such agreement. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Guarantor Obligations or Pari Passu Guarantor Obligations, as applicable, however, nothing herein shall impair the rights of any holder of Senior Guarantor Obligations or Pari Passu Guarantor Obligations who has not entered into such an agreement.

3.8	Security Trustee May Hold Guarantor Obligations and Pari Passu Guarantor Obligations

The Security Trustee is entitled to all the rights set forth in this Article 3 with respect to any Senior Guarantor Obligations or Pari Passu Guarantor Obligations at the time held by it, to the same extent as any other holder of Senior Guarantor Obligations or Pari Passu Guarantor Obligations, and nothing in this Guarantee deprives the Security Trustee of any of its rights as such holder.

3.9	Rights of Holders of Other Guarantor Obligations and Pari Passu Guarantor Obligations Not Impaired

No right of any present or future holder of any Senior Guarantor Obligations or Pari Passu Guarantor Obligations to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any non-compliance by the Guarantor with the terms, provisions and covenants of this Guarantee, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

3.10	Altering Other Guarantor Obligations and Pari Passu Guarantor Obligations

A holder of Senior Guarantor Obligations or Pari Passu Guarantor Obligations has the right to extend, renew, modify or amend the terms of such Senior Guarantor Obligations or Pari Passu Guarantor Obligations, as applicable, or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Guarantor or any other Person, all without notice to or consent of the Holders or the Security Trustee and without affecting the subordination herein, the liabilities and obligations of the parties to this Guarantee or the Holders or the Security Trustee.

3.11	Additional Indebtedness

This Guarantee does not restrict the Guarantor from incurring any indebtedness, liabilities or obligations or from encumbering, mortgaging, pledging or charging its properties to secure any indebtedness, liabilities or obligations.

ARTICLE 4

TERMINATION AND REMEDIES

4.1	Termination of Guarantee

(a)	This Guarantee shall terminate upon the satisfaction of the following:

(i)	either

(A)	all of the outstanding Senior Preferred Shares shall have been purchased and cancelled; and/or

(B)	all of the Senior Preferred Shares shall have been redeemed,

and, in each case, all amounts payable on the Senior Preferred Shares, including all accrued and unpaid dividends, shall have been paid in full; and

(ii)	all other sums payable by the Corporation in respect of the Senior Preferred Share Obligations have been paid.

The Guarantor shall notify the Security Trustee in writing that the requirements set out in Sections 4.1(a)(i) and (ii) have been satisfied.

(b)	This Guarantee shall terminate automatically upon the occurrence of any of the following events:

(i)	the Guarantor becomes a wholly-owned subsidiary entity of an Additional Guarantor; or

(ii)	the Guarantor becomes a wholly-owned subsidiary entity of BIP or Brookfield Infrastructure L.P.

The Guarantor shall notify the Security Trustee in writing of the occurrence of either of the events under this Section 4.1(b) and the termination of this Guarantee as a result thereof.

(c)

All of the rights, obligations and liabilities of the Guarantor pursuant to this Guarantee shall terminate upon the conveyance, distribution or transfer (including pursuant to a reorganization, consolidation, liquidation, dissolution, sale of any collateral, winding up, merger, amalgamation, arrangement or otherwise) of all or substantially all of the Guarantor’s properties, securities and assets to a Person that has assumed the obligations of the Guarantor pursuant to Article 7.

(d)

Upon any termination of this Guarantee the Security Trustee shall, upon request of the Guarantor, provide to the Guarantor written documentation acknowledging the termination of this Guarantee. Notwithstanding the termination of this Guarantee, the obligations of the Guarantor to the Security Trustee under Section 5.3 shall survive.

4.2	Suits for Enforcement by the Security Trustee

In the event that the Guarantor fails to pay any Senior Preferred Share Obligations as required pursuant to the terms of this Guarantee (an “Event of Default”), the applicable

Holders may, subject to Section 4.6, institute judicial proceedings for the collection of the moneys so due and unpaid, may prosecute such proceedings to judgment or final decree and may enforce the same against the Corporation and/or the Guarantor and may collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantor, subject to the provisions of Article 3.

If an Event of Default occurs and is continuing, the Security Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders, upon being indemnified and funded to its satisfaction by the Holders, by such appropriate judicial proceedings as the Security Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Guarantee or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

4.3	Security Trustee May File Proofs of Claim

In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Guarantor or the property of the Guarantor and while such proceeding is pending, the Security Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for any Senior Preferred Share Obligation then due and payable and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Security Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with this Guarantee,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Security Trustee.

Nothing herein contained shall be deemed to authorize the Security Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Preferred Shares or the rights of any Holder thereof or to authorize the Security Trustee to vote in respect of the claim of any Holder in any such proceeding.

4.4	Security Trustee May Enforce Claims Without Possession of Senior Preferred Shares

All rights of action and claims under this Guarantee may be prosecuted and enforced by the Security Trustee without the possession of any of the Senior Preferred Shares in any proceeding relating thereto, and any such proceeding instituted by the Security Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Security Trustee, its agents and counsel, be for the rateable benefit of the Holders in respect of which such judgment has been recovered.

4.5	Application of Money Collected

Any money collected by the Security Trustee pursuant to this Article shall be applied in the following order:

FIRST, to the payment of all amounts due to the Security Trustee including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Security Trustee in or about the execution of its trust, or otherwise in relation hereto, with interest thereon as herein provided;

SECOND, to the payment of all amounts due to Holders in respect of the costs, charges, expenses and advances incurred in connection with enforcing their rights hereunder;

THIRD, to the payment of all Senior Preferred Share Obligations then due and unpaid on a pro rata basis; and

FOURTH, the balance, if any, to the Person or Persons entitled thereto.

4.6	Limitation on Suits

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Guarantee, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)	such Holder has previously given written notice to the Security Trustee of a continuing Event of Default with respect to this Guarantee;

(b)

the Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Senior Preferred Shares affected by such Event of Default (“Defaulted Senior Preferred Shares”) shall have made written request to the Security Trustee to institute proceedings in respect of such Event of Default in its own name as Security Trustee hereunder;

(c)

the Holders of the Defaulted Senior Preferred Shares have provided to the Security Trustee reasonable funding, if requested by the Security Trustee, and reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)	the Security Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(e)

no direction inconsistent with such written request has been given to the Security Trustee during such 15-day period by the Holders representing a majority of the aggregate Liquidation Amount of the Defaulted Senior Preferred Shares;

it being understood and intended that no Holder shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Guarantee to affect, disturb or prejudice the rights of any other Holder, or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under this Guarantee, except in the manner herein provided and for the equal and rateable benefit of all Holders.

4.7	Restoration of Rights and Remedies

If the Security Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Security Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Guarantor, the Security Trustee and the Holders shall be restored to their respective former positions hereunder and thereafter all rights and remedies of the Security Trustee and the Holders shall continue as though no such proceeding had been instituted.

4.8	Rights and Remedies Cumulative

No right or remedy herein conferred upon or reserved to the Security Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

4.9	Delay or Omission Not Waiver

No delay or omission of the Security Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein, provided that any Event of Default that is cured by the Guarantor will thereafter cease to constitute an Event of Default for purposes of this Guarantee. Every right and remedy given by this Article or by law to the Security Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Security Trustee or by the Holders, as the case may be.

4.10	Control by Holders

The Holders representing not less than a majority of the aggregate Liquidation Amount of the Defaulted Senior Preferred Shares shall have the right, after the occurrence and during the continuance of an Event of Default, to direct the time, method and place of conducting any proceeding for any remedy available to the Security Trustee, or exercising any trust or power conferred on the Security Trustee, with respect to this Guarantee, provided that in each case:

(a)	such direction shall not be in conflict with any rule of law or with this Guarantee;

(b)	the Security Trustee may take any other action deemed proper by the Security Trustee which is not inconsistent with such direction; and

(c)	the Security Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting to any such direction.

4.11	Waiver of Stay or Extension Laws

The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Guarantee; and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Security Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.12	Undertaking for Costs

All parties to this Guarantee agree, and each Holder by acceptance of the benefits hereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Guarantee, or in any suit against the Security Trustee for any action taken, suffered or omitted by it as Security Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable lawyers’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Guarantor, (b) any suit instituted by the Security Trustee, or (c) any suit instituted in accordance with this Guarantee by any Holder for the enforcement of the payment of the Senior Preferred Share Obligations.

ARTICLE 5

THE SECURITY TRUSTEE

5.1	Certain Duties and Responsibilities

(a)

The Security Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Guarantee, and no implied covenants or obligations shall be read into this Guarantee against the Security Trustee.

(b)	The Security Trustee, in exercising its powers and discharging its duties prescribed or conferred by this Guarantee, shall

(i)	act honestly and in good faith with a view to the best interests of the Holders, and

(ii)	exercise that degree of care, diligence and skill a reasonably prudent trustee, appointed in respect of a guarantee indenture would exercise in comparable circumstances.

(c)

In the absence of bad faith on its part, the Security Trustee, in the exercise of its rights and duties hereunder, may conclusively act and rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or other evidence furnished to the Security Trustee and conforming to the requirements of this Guarantee. The Security Trustee shall not be liable for or by reason of any statements of fact or recitals in this Guarantee or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Guarantor (or by its agents). The Security Trustee shall not in any way be responsible for the consequence of any breach on the part of the Guarantor (or by its agents) of any of the Guarantor’s covenants herein.

(d)

No provision of this Guarantee shall be construed to relieve the Security Trustee from the duties imposed on it in Section 5.1(b) or from liability for its own gross negligence or its own wilful misconduct, except that:

(i)	this Section 5.1(d) shall not be construed to limit the effect of Section 5.1(a) and (b);

(ii)

the Security Trustee shall not be liable for any error of judgment made in good faith by any of its officers, unless it shall be proved that the Security Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)

the Security Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with an appropriate direction of the Holders pursuant to Section 4.10 relating to the time, method and place of conducting any proceeding for any remedy available to the Security Trustee, or exercising any trust or power conferred upon the Security Trustee, under this Guarantee; and

(iv)

no provision of this Guarantee shall require the Security Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers except as herein expressly provided.

(e)

Whether or not herein expressly so provided, every provision of this Guarantee relating to the conduct or affecting the liability of or affording protection to the Security Trustee shall be subject to the provisions of this Section.

5.2	Certain Rights of Security Trustee

Subject to the provisions of Section 5.1:

(a)

the Security Trustee may rely absolutely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained;

(b)

any order, request or direction of the Guarantor mentioned herein shall be sufficiently evidenced by a Guarantor Request or Guarantor Order and any resolution shall be sufficiently evidenced by a Board Resolution;

(c)

whenever in the administration of this Guarantee the Security Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Security Trustee (unless other evidence be herein specifically prescribed) may act and rely upon an Officer’s Certificate (i) as evidence of the truth of any statements of fact, and (ii) to the effect that any particular dealing or transaction or step or thing is, in the opinion of the officers so certifying, expedient, as evidence that it is expedient; provided that the Security Trustee may in its sole discretion, acting reasonably, require from the Guarantor or otherwise further evidence or information before acting or relying on such certificate;

(d)

the Security Trustee may employ or retain such agents, counsel and other assistants as it may reasonably require for the proper determination and discharge of its duties hereunder and shall be entitled to receive reasonable remuneration for all services performed by it and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and shall not be responsible for any misconduct on the part of any of them, any such costs and expenses which shall immediately become and form part of the Security Trustee’s fees hereunder;

(e)

the Security Trustee may, in relation to this Guarantee, act and rely on the opinion or advice of or on information obtained from any counsel, notary, valuer, surveyor, engineer, broker, auctioneer, accountant or other expert, whether retained by the Security Trustee or by the Guarantor or otherwise;

(f)

the Security Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon;

(g)

the Security Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any of the Holders pursuant to this Guarantee, unless such Holders shall have furnished to the Security Trustee reasonable funding and a reasonable indemnity, satisfactory to the Security Trustee, to protect and hold harmless the Security Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction and/or damage it may suffer by reason thereof as a condition to the commencement or continuation of such act, action or proceeding. The Security Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Holders at whose instance it is acting, to deposit with the Security Trustee the share certificates held by them respecting the Senior Preferred Shares for which such share certificates the Security Trustee shall issue receipts;

(h)

the Security Trustee shall not be required to take notice of any default under this Guarantee, other than payment of any moneys required by any provision of this Guarantee to be paid to it, unless and until notified in writing of such default, which notice shall clearly set out the nature of the default desired to be brought to the attention of the Security Trustee;

(i)

prior to the occurrence of an Event of Default under this Guarantee and after the curing of any such Event of Default which may have occurred, the Security Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document or any investigation of the books and records of the Guarantor (but the Security Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Security Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Guarantor, personally or by agent or attorney), unless requested to do so by the Act of the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Defaulted Senior Preferred Shares; provided, however, that the Security Trustee may require reasonable indemnity against the costs, expenses or liabilities likely to be incurred by it in the making of such investigation; and

(j)

the Security Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Security Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. Any solicitors employed or consulted by the Security Trustee as counsel may, but need not be solicitors for the Guarantor.

5.3	Protection of Security Trustee

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a)	the recitals contained herein, shall be taken as the statements of the Guarantor, and the Security Trustee shall not be liable for or assume any responsibility for their correctness;

(b)	the Security Trustee makes no representations as to, and shall not be liable for, the validity or sufficiency of this Guarantee;

(c)

nothing herein contained shall impose any obligation on the Security Trustee to see or to require evidence of registration or filing (or renewals thereof) of this Guarantee or any instrument ancillary or supplemental hereto;

(d)	the Security Trustee shall not be bound to give any notice of the execution hereof;

(e)

the Security Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Guarantor of any of the covenants herein contained or of any act of the agents or servants of the Guarantor; and

(f)

the Corporation shall indemnify the Security Trustee (including its directors, officers, employees, representatives and agents) for, and hold it harmless against, any claim, demand, suit, loss, liability or expense (including any and all reasonable legal and adviser fees and disbursements) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. This indemnity will survive the termination or discharge of this Guarantee and the resignation or removal of the Security Trustee.

5.4	Security Trustee Not Required to Give Security

The Security Trustee shall not be required to give security for the execution of the trusts or its conduct or administration hereunder.

5.5	No Person Dealing with Security Trustee Need Enquire

No Person dealing with the Security Trustee shall be concerned to enquire whether the powers that the Security Trustee is purporting to exercise have become exercisable, or whether any money remains due upon the Senior Preferred Shares or to see to the application of any money paid to the Security Trustee.

5.6	May Hold Senior Preferred Shares

Subject to applicable law, the Security Trustee, in its individual or in any other capacity, may become the owner or pledgee of the Senior Preferred Shares and, subject to Section 5.8, may otherwise deal with the Guarantor with the same rights it would have if it were not the Security Trustee, and without being liable to account for any profit made thereby.

5.7	Moneys Held in Trust

Upon receipt of a direction from the Guarantor, the Security Trustee shall invest funds held by the Security Trustee pursuant to this Guarantee in Authorized Investments in its name in accordance with such direction. Any direction from the Guarantor to the Security Trustee shall be in writing and shall be provided to the Security Trustee no later than 9:00 a.m. ET on the day on which the investment is to be made. Any such direction received by the Security Trustee after 9:00 a.m. ET or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. ET the next Business Day. Any direction from the Guarantor for the release of the funds must be received prior to 11:00 a.m. ET on the day on which the release of funds is to be made. Any such direction for the release of funds received after 11:00 a.m. ET or on a non-Business Day, will be handled on a commercially reasonable efforts basis and may result in funds being released on the next Business Day. For the purposes of this Section, “Authorized Investments” means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an Affiliate or related party of the Security Trustee) provided that such obligation is rated at least R1 (middle) by DBRS Limited or an equivalent rating service.

In the event that the Security Trustee does not receive a direction or only a partial direction, the Security Trustee may hold cash balances constituting part or all of the funds received by it hereunder and may, but need not, invest same in its deposit department, the deposit department of one of its Affiliates, or the deposit department of a Canadian chartered bank; but the Security Trustee, its Affiliates or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Guarantee or to any other Person or entity other than at a rate, if any, established from time to time by the Security Trustee, its Affiliates or a Canadian chartered bank. For the purpose of this Section, “Affiliate” means affiliated companies within the meaning of the OBCA, and includes Computershare Investor Services Inc. and each of its affiliates within the meaning of the OBCA.

5.8	Conflict of Interest

(a)

The Security Trustee represents to the Guarantor that at the time of the execution and delivery hereof and to the best of the Security Trustee’s knowledge and belief, no material conflict of interest exists in respect of the Security Trustee’s role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after becoming aware that a material conflict of interest exists, either eliminate the same or resign its trust hereunder.

(b)

If, notwithstanding Section 5.8(a), the Security Trustee has a material conflict of interest, the validity and enforceability of this Guarantee shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest.

(c)

If the Security Trustee contravenes Section 5.8(a), the Holders representing not less than 25% of the aggregate Liquidation Amount of all of the then outstanding Senior Preferred Shares affected thereby may apply to the Ontario Superior Court of Justice for an order that the Security Trustee be replaced, and such court may make an order on such terms as it thinks fit.

5.9	Corporate Trustee Required; Eligibility

There shall at all times be a trustee hereunder which shall be a corporation resident or authorized to carry on the business of a trust company in Canada. Neither the Guarantor nor any Affiliate of the Guarantor shall serve as trustee. If at any time the Security Trustee shall cease to be eligible in accordance with the provisions of this Section, the Security Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

5.10	Resignation and Removal; Appointment of Successor

(a)

Notwithstanding any other provisions hereof, no resignation or removal of the Security Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee in accordance with the applicable requirements of Section 5.11.

(b)

The Security Trustee may resign its trust and be discharged from all further duties and liabilities hereunder at any time with respect to the Guarantee by giving to the Guarantor 60 days’ notice in writing or such shorter notice as the Guarantor may accept as sufficient. If the instrument of acceptance by a successor trustee required by Section 5.11 shall not have been delivered to the Security Trustee within 60 days after the giving of such notice of resignation, the resigning trustee may apply to the Ontario Superior Court of Justice for an order for the appointment of a successor trustee with respect to the Guarantee.

(c)	The Security Trustee may be removed at any time by the Guarantor, except during an Event of Default.

(d)	If any time:

(i)	the Security Trustee shall fail to comply with Section 5.8(a); or

(ii)	the Security Trustee shall cease to be eligible under Section 5.9 and shall fail to resign after written request to do so by the Guarantor; or

(iii)

the Security Trustee shall be dissolved, shall become incapable of acting or shall become or be adjudged a bankrupt or insolvent or a receiver of the Security Trustee or of its property shall be appointed or any public officer shall take charge or control of the Security Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case the Guarantor by Board Resolution may remove the Security Trustee.

(e)

If the Security Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of the Security Trustee for any other reason, the Guarantor, by Board Resolution, shall promptly appoint a successor trustee or trustees and shall comply with the applicable requirements of Section 5.11. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee has not been successfully appointed in accordance with the terms hereof, a successor trustee shall be appointed by Act of the Holders representing a majority of the aggregate Liquidation Amount of all of the then outstanding Senior Preferred Shares and the successor Security Trustee so appointed by the Holders shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor trustee. If no successor trustee shall have been so appointed by the Guarantor or the Holders and such appointment accepted in the manner required by Section 5.11, the Security Trustee (at the Guarantor’s expense) or any Holder who is a bona fide Holder may, on behalf of such Holder and all other Holders, apply to the Ontario Superior Court of Justice for any order for the appointment of a successor trustee.

(f)

The Corporation shall give notice of each resignation and each removal of the Security Trustee and each appointment of a successor trustee to the Holders by mailing such notice to such Holders at their addresses as they shall appear on the list of Holders maintained by the Corporation. If the Corporation shall fail to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Corporation. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office.

5.11	Acceptance of Appointment by Successor Trustee

(a)

In case of the appointment hereunder of a successor trustee, each successor trustee so appointed shall execute, acknowledge and deliver to the Corporation, the Guarantor and to the retiring trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance (but subject to Section 5.11(b)), shall become vested with all the rights, powers, trusts and duties of the retiring trustee. On the request of the Corporation, the Guarantor or the successor trustee, the retiring trustee shall, upon payment of its fees and expenses then unpaid, execute, acknowledge and deliver an instrument transferring to such successor trustee all such rights, powers and trusts of the retiring trustee and shall duly assign, transfer and deliver to such successor trustee all property and money, if any, held by such retiring trustee hereunder.

(b)

In case of the appointment hereunder of a successor trustee, the Corporation, the Guarantor, the retiring trustee and such successor trustee shall execute, acknowledge and deliver an indenture supplemental hereto in which each successor trustee shall accept such appointment and which shall (i) contain such provisions as shall be deemed necessary or desirable to transfer and confirm to, and to vest in, such successor trustee all the rights, powers, trusts and duties of the retiring trustee to which the appointment of such successor trustee relates, (ii) add to or change any of the provisions of this Guarantee to the extent necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture (except as specifically provided for therein) shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring trustee shall become effective to the extent provided therein, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring trustee with respect to the

Guarantee to which the appointment of such successor trustee relates, and such retiring trustee shall duly assign, transfer and deliver to each successor trustee all property and money held, if any, by such retiring trustee hereunder which the appointment of such successor trustee relates.

(c)

Upon request of any such successor trustee, the Corporation and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all rights, power and trusts referred to in subsection (a) or (b) of this Section, as the case may be.

(d)	No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article.

5.12	Merger, Consolidation, Amalgamation or Succession to Business

Any corporation into which the Security Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, consolidation or amalgamation to which the Security Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Security Trustee, shall be the successor of the Security Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or instrument or any further act on the part of any of the parties hereto.

5.13	Not Bound to Act

The Security Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Security Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable economic sanctions or anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Security Trustee, in its sole judgment, determine at any time that its acting under this Guarantee has resulted in its being in non-compliance with any applicable economic sanctions or anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Corporation and the Guarantor, provided that (a) the Security Trustee’s written notice shall describe the circumstances of such non-compliance; and (b) if such circumstances are rectified to the Security Trustee’s satisfaction, acting reasonably, within such 10 day period, then such resignation shall not be effective.

5.14	Security Trustee’s Privacy Clause

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Guarantee. Despite any other provision of this Guarantee, no party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Guarantor shall, prior to transferring or causing to be transferred personal information to the Security Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Security Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws. Specifically, the Security Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Guarantee and not to use it for any other purpose except with the consent of or direction from the Corporation and the Guarantor or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

5.15	Compensation and Reimbursement

The Corporation agrees:

(a)

to pay to the Security Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(b)

except as otherwise expressly provided herein, to reimburse the Security Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Security Trustee in accordance with any provision of this Guarantee (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any tax in respect of which may be refunded or credited to it or any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

The Security Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Security Trustee in priority to any payment of the Senior Preferred Share Obligations. The said remuneration shall continue to be payable whether or not this Guarantee shall be in the course of administration by or under the direction of a court of competent jurisdiction. Any amount due under this Section and unpaid within 30 days after demand for such payment by the Security Trustee, shall bear interest at the then current rate of interest charged by the Security Trustee to its corporate customers. This Section 5.15 shall survive the removal or termination of the Security Trustee and the termination of this Guarantee.

5.16	Third Party Interests

Each party to this Agreement (“Representing Party”) hereby represents to the Security Trustee that any account to be opened by, or interest to be held by, Security Trustee in connection with this Agreement, for or to the credit of such Representing Party, either (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case such Representing Party hereby agrees to complete, execute and deliver forthwith to Security Trustee a declaration, in Security Trustee’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

ARTICLE 6

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND GUARANTORS

6.1	List of Holders

The Corporation shall furnish or cause to be furnished to the Security Trustee at such times as the Security Trustee may request in writing, within five Business Days after the receipt by the Corporation of any such request, a list, in such form as the Security Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Corporation and is not identical to a previously supplied list of Holders or has not otherwise been received by the Security Trustee in its capacity as such. The Security Trustee may destroy any list of Holders previously given to it on receipt of a new list of Holders.

6.2	Access to list of Holders

A Holder may, upon payment to the Security Trustee of a reasonable fee, require the Security Trustee to furnish within 10 days after receiving the affidavit or statutory declaration referred to below, a list setting out (a) the name and address of every Holder, (b) the aggregate number of Senior Preferred Shares owned by each such Holder, and (c) the aggregate number of the Senior Preferred Shares then outstanding, each as shown on the list provided to the Security Trustee by the Corporation pursuant to Section 6.1 dated as of the day that the affidavit or statutory declaration is delivered to the Security Trustee. The affidavit or statutory declaration, as the case may be, shall contain (i) the name and address of the Holder, (ii) where the applicant is a corporation, its name and address for service, (iii) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders, or any other matter relating to the Guarantee, and (iv) such other undertaking as may be required by applicable law. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

6.3	Communications to Holders

The rights of Holders to communicate with other Holders with respect to their rights under this Guarantee and the corresponding rights and privileges of the Security Trustee, shall be governed by applicable law.

Every Holder, by receiving and holding Senior Preferred Shares, agrees with the Guarantor, the Corporation and the Security Trustee that none of the Guarantor, the Corporation nor the Security Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the terms hereof or applicable law.

ARTICLE 7

CONVEYANCE OR TRANSFER

7.1	Conveyance or Transfer; Only on Certain Terms

The Guarantor shall not convey, distribute or transfer all or substantially all of its property to any Person or Persons unless:

(a)

the Person or Persons that so acquire all or substantially all of the Guarantor’s property shall, unless such assumption occurs by operation of law, have expressly assumed the Senior Preferred Share Obligations pursuant an indenture supplemental hereto that is executed and delivered to the Security Trustee, in form satisfactory to the Security Trustee, acting reasonably; and

(b)

the Guarantor or any such Person shall have delivered to the Security Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such conveyance, distribution or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

This Section shall only apply to conveyances, distributions and transfers by the Guarantor as transferor and shall not apply to any conveyance, distribution or transfer by the Guarantor to any of (i) the Corporation, (ii) any Additional Guarantor, or (iii) any subsidiary entity of the Guarantor, the Corporation or any Additional Guarantor.

7.2	Successor Person Substituted

Upon any conveyance, distribution or transfer of all or substantially all of the properties, securities and assets of the Guarantor to any Person that has assumed the obligations of the Guarantor in accordance with Section 7.1, the successor Person to which such conveyance, distribution or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such successor Person had been named as the Guarantor herein, and in the event of any such conveyance, distribution or transfer, the Guarantor shall be discharged of all obligations and covenants under this Guarantee.

ARTICLE 8

SUPPLEMENTAL INDENTURES

8.1	Supplemental Indentures Without Consent of Holders

Without the consent of any Holders, the Guarantor, when authorized by or pursuant to a Board Resolution, the Corporation and the Security Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Security Trustee, for any of the following purposes:

(a)	to evidence the succession of another Person to the Guarantor and the assumption by any such successor of the covenants of the Guarantor contained herein or to add another Person as a guarantor hereunder (with such Person thereafter becoming a Guarantor for purposes of this Guarantee); or

(b)

to add to the covenants of the Guarantor or to surrender any right or power herein conferred upon the Guarantor, both of which in the opinion of the Security Trustee, relying upon an Opinion of Counsel, is for the benefit of Holders or is not prejudicial to the rights of Holders in any material respect; or

(c)	to add any additional Events of Default; or

(d)

to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to this Guarantee and to add to or change any of the provisions of this Guarantee as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 5.11; or

(e)

to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Guarantee, which in the opinion of the Security Trustee, relying upon an Opinion of Counsel, shall not adversely affect the interests of the Holders in any material respect; or

(f)

to supplement any of the provisions of this Guarantee to such extent as shall be necessary to permit or facilitate the termination of this Guarantee pursuant to Section 4.1; provided that in the opinion of the Security Trustee, relying upon an Opinion of Counsel, any such action (other than any action permitted by Section 4.1) shall not adversely affect the interests of the Holders in any material respect.

8.2	Supplemental Indentures with Consent of Holders

With the consent of either (a) the Holders representing not less than a majority of the aggregate Liquidation Amount of all of the then outstanding Senior Preferred Shares, by Act of such Holders delivered to the Guarantor and the Security Trustee, or (b) if a meeting of the Holders is called for obtaining such consent, Holders representing not less than a majority of the aggregate Liquidation Amount of all Senior Preferred Shares represented at such meeting and voting in respect of such consent, the Guarantor, when authorized by or pursuant to a Board Resolution, and the Security Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Guarantee or of modifying in any manner the rights of the Holders under this Guarantee; provided, however, (i) that no such supplemental indenture shall have a materially disproportionate adverse effect on any Series, without the consent of Holders representing not less than a majority of the aggregate Liquidation Amount of such Series, and (ii) that no such supplemental indenture shall, without the consent of the Holders representing not less than 66 2⁄3% of the aggregate Liquidation Amount of all of the then outstanding Senior Preferred Shares, by Act of such Holders delivered to the Guarantor and the Security Trustee, or, if a meeting of the Holders is called for obtaining such consent, Holders representing not less than 66 2⁄3% of the aggregate Liquidation Amount of all Senior Preferred Shares represented at such meeting and voting in respect of such consent, as the case may be,

(a)

reduce the percentage of the aggregate Liquidation Amount of the outstanding Senior Preferred Shares required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Guarantee or certain defaults applicable hereunder and their consequences provided for in this Guarantee, or reduce the requirements of Section 11.4 for quorum or voting with respect to the Guarantee; or

(b)

modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this Guarantee cannot be modified or waived without the consent of the Holders.

8.3	Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Guarantee, the Security Trustee shall be entitled to receive, and shall be fully protected in acting and relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Guarantee. The Security Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Security Trustee’s own rights, duties or immunities under this Guarantee or otherwise.

8.4	Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Guarantee for all purposes.

8.5	Notice of Supplemental Guarantees

Promptly after the execution by the Guarantor and the Security Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Guarantor or the Corporation shall give notice thereof to the Holders affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture.

ARTICLE 9

COVENANTS

9.1	Existence

Subject to Article 7, the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

9.2	Security Trustee Not Required to Verify Liquidation Amount

The Guarantor will not require the Security Trustee to calculate or verify the Liquidation Amount. When requested by the Security Trustee, the Guarantor shall deliver to the Security Trustee an Officer’s Certificate specifying the Liquidation Amount.

ARTICLE 10

PURCHASE OF SENIOR PREFERRED SHARES

10.1	Purchase of Senior Preferred Shares

Subject to applicable law, at any time when the Guarantor is not in default hereunder, the Guarantor may purchase Senior Preferred Shares at any price in the market (including purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender to Holders or by private contract, in each case in accordance with the terms of the Senior Preferred Shares.

ARTICLE 11

MEETINGS OF HOLDERS

11.1	Purposes for Which Meetings May Be Called

A meeting of the Holders of any one or more Series may be called at any time and from time to time pursuant to the provisions of this Article for one or more of the following purposes:

(a)

to give any notice to the Guarantor or to the Security Trustee, to give any directions to the Security Trustee, or to take any other action authorized to be taken by the Holders pursuant to any of Sections 4.3 to 4.12;

(b)	to remove the Security Trustee and appoint a successor Security Trustee with respect to the Guarantee pursuant to the provisions of Article 5;

(c)	to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 8.2; or

(d)

to take any other action required or permitted to be taken by or on behalf of the Holders of any specified percentage of the aggregate Liquidation Amount of any Series or of all of the then outstanding Senior Preferred Shares under any other provision of this Guarantee or under applicable law.

11.2	Call, Notice and Place of Meetings

(a)

The Security Trustee or the Guarantor may at any time request that the Corporation call, and upon receipt of such request the Corporation shall call or cause its transfer agent to call, a meeting of Holders of any one or more Series for any purpose specified in Section 11.1, to be held at such time and at such place in Toronto, Ontario, or in such other place as the Security Trustee or the Guarantor shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting. In all cases, it is the Corporation who is to bear all costs associated with calling, giving notice of, and holding the meeting.

(b)

In case at any time the Security Trustee, the Guarantor, or the Holders representing at least 10% of the aggregate Liquidation Amount of any one or more Series shall have requested the Security Trustee to request that the Corporation call a meeting of the Holders of a Series for any purpose specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Security Trustee shall not have so requested or if the Corporation shall not have mailed or caused to be mailed notice of such meeting within 21 days after receipt of such request and any required indemnification or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Security Trustee, the Guarantor or the Holders representing the aggregate Liquidation Amount in the amount above specified, as the case may be, may determine the time and the place in Toronto, Ontario, or in such other place as the Security Trustee may approve for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

11.3	Persons Entitled to Vote at Meetings

To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more outstanding Senior Preferred Shares, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their respective counsel, employees or any representatives of the Security Trustee and its counsel, and any representatives of the Guarantor, the Corporation and their counsel.

11.4	Quorum; Action

The Holders representing not less than 25% of the aggregate Liquidation Amount of all of the applicable Series shall constitute a quorum for a meeting of Holders. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 11.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

At the reconvening of any meeting adjourned for lack of a quorum, the Holders entitled to vote at such meeting present in person or by proxy shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

Except as limited by the proviso to Section 8.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders representing not less than a majority of the aggregate Liquidation Amount of Senior Preferred Shares represented at such meeting in person or by proxy; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Guarantee expressly provides may be made, given or taken by the Holders of a specified percentage which is more or less than a majority of the aggregate Liquidation Amount of all of the then outstanding Senior Preferred Shares, the same may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage of the aggregate Liquidation Amount of all of the then outstanding Senior Preferred Shares present at such meeting.

Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders, whether or not present or represented at the meeting.

11.5	Determination of Voting Rights; Conduct and Adjournment of Meetings

(a)

Notwithstanding any provisions of this Guarantee, the Security Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Senior Preferred Shares and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as its shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Senior Preferred Shares shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4. Such regulations may provide that written instruments appointing proxies may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(b)

The Corporation shall, by an instrument in writing, appoint a chairman and secretary of the meeting, unless the meeting shall have been called by the Guarantor or by Holders as provided in Section 11.2(b), in which case the Guarantor or the Holders calling the meeting, as the case may be, shall in like manner appoint a chairman and secretary. A chairman and a secretary of a meeting called by Holders shall be elected by vote of the Persons entitled to vote representing a majority of the aggregate Liquidation Amount of all of the then outstanding Senior Preferred Shares represented and voted at the meeting.

(c)

Any meeting of Holders duly called pursuant to Section 11.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote representing a majority of the aggregate Liquidation Amount of all of the then outstanding Senior Preferred Shares represented and voted at the meeting; and the meeting may be held as so adjourned without further notice.

11.6	Counting Votes and Recording Action of Meetings

The vote upon any resolution submitted to any meeting of Holders shall be by written ballot(s) on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the number of outstanding Senior Preferred Shares held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2 and, if applicable, Section 11.4. Each copy shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one such copy shall be delivered to each of the Guarantor, the Corporation and the Security Trustee to be preserved by the Security Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

11.7	Serial Approvals and Meetings

(a)

If any business to be transacted at a meeting of Holders especially affects the rights of the Holders of one or more Series in a manner or to an extent substantially differing from that in or to which it affects the rights of the Holders of any other Series (as to which an Opinion of Counsel will be binding on all Holders and the Security Trustee for all purposes hereof) then:

(i)	reference to such fact, indicating each Series so especially affected, will be made in the notice of such meeting and the meeting will be and is herein called a “serial meeting”; and

(ii)	the Holders of a Series so especially affected will not be bound by any action taken at a serial meeting unless in addition to compliance with the other provisions of this Article 11 at such meeting:

(A)	there are present in person or by proxy, holders of at least 25% of the aggregate Liquidation Amount of the outstanding Senior Preferred Shares of such Series; and

(B)

the resolution is passed by votes of more than 50% of the aggregate Liquidation Amount of the Senior Preferred Shares of such Series present in person or by proxy then outstanding; provided, however, that a resolution to approve (i) a reduction of the percentage of the aggregate Liquidation Amount of such Series required for any supplemental indenture hereto, any waiver of compliance with this Guarantee or any default hereunder in respect of such Series and its consequence provided for in this Guarantee, or to reduce the requirements of Section 11.4 for quorum or voting with respect to such Series and the Guarantee; or (ii) to modify any of the provisions of this Section 11.7 with respect to such Series, except to increase any such percentage or to provide that certain other provisions of this Guarantee cannot be modified or waived without the consent of the Holders of such Series, requires the approval of Holders of 66 2⁄3% of the aggregate Liquidation Amount of such Series that are present in person or by proxy.

(b)

If in the Opinion of Counsel any business to be transacted at any meeting of Holders does not affect the rights of the Holders of one or more Series, the provisions of Section 8.2 and this Article 11 will apply with respect to such business as if the Senior Preferred Shares of such Series were not outstanding. Notwithstanding the foregoing, notice will be given to the Holders of such Series of such meeting together with notice that such business does not affect the rights of such Holders.

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This Guarantee may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Guarantee. This Guarantee may be executed and delivered by facsimile or other transmission of a counterpart hereof bearing a manual, facsimile or other electronic signature.

IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Guarantee as of the date first written above.

BIPC HOLDINGS INC.

By:
Name: Title:

BIP INVESTMENT CORPORATION

By:
Name: Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name: Title:

By:
Name: Title:

[GUARANTEE INDENTURE FOR SENIOR PREFERRED SHARES]